Exhibit 99.1

HERBALIFE PROVIDES PRELIMINARY VOLUME POINT RESULTS

FOR THE FOURTH QUARTER 2017

LOS ANGELES, CA (January 8, 2018) – Herbalife Ltd. (NYSE: HLF) (“Herbalife” or “Company”), today announced preliminary volume point results for the fourth quarter 2017. The Company is issuing this pre-release in order to discuss these preliminary results with the Company’s independent distributors at upcoming Company meetings.

The Company is not otherwise providing fourth quarter 2017 financial results or updating 2018 guidance at this time.

Fourth Quarter 2017 Preliminary Regional Volume Point Metrics

	Volume Points (Mil)
Region	4Q ‘17	Yr/Yr % Chg
North America	250.8	-7.3%
Asia Pacific	273.8	0.2%
EMEA	271.7	4.5%
Mexico	207.6	-8.4%
South & Central America	153.0	-6.6%
China	149.6	9.6%

Worldwide Total*	1,306.7	-1.8%

*	Amounts may not total due to rounding

The volume point results in the table above are preliminary and may be subject to revision based upon the completion of the Company’s year-end financial closing process. Herbalife expects to report its final volume point results, as well as its financial results for the fourth quarter and full year 2017 and provide an update to 2018 guidance, on February 22, 2018.

About Herbalife

Herbalife is a global nutrition company whose purpose is to make the world healthier and happier. The Company has been on a mission for nutrition – changing people’s lives with great nutrition products & programs – since 1980. Together with our Herbalife independent distributors, we are committed to providing solutions to the worldwide problems of poor nutrition and obesity, an aging population, sky-rocketing public healthcare costs and a rise in entrepreneurs of all ages. We offer high-quality, science-backed products, most of which are produced in Company-operated facilities, one-on-one coaching with an Herbalife independent distributor, and a supportive community approach that inspires customers to embrace a healthier, more active lifestyle.

Our targeted nutrition, weight-management, energy and fitness and personal care products are available exclusively to and through dedicated Herbalife distributors in more than 90 countries.

Through its corporate social responsibility efforts, Herbalife supports the Herbalife Family Foundation (HFF) and its Casa Herbalife programs to help bring good nutrition to children in need. The Company is also proud to sponsor more than 190 world-class athletes, teams and events around the globe, including Cristiano Ronaldo, the LA Galaxy, and numerous Olympic teams.

The company has over 8,000 employees worldwide, and its shares are traded on the New York Stock Exchange (NYSE: HLF) with net sales of approximately $4.5 billion in 2016. To learn more, visit Herbalife.com or IAmHerbalife.com.

Herbalife Ltd.

Media: Jennifer Butler

213-745-0420

jenb@herbalife.com

Investor Relations: Eric Monroe

213-745-0449

ericm@herbalife.com

FORWARD-LOOKING STATEMENTS

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:

•	our relationship with, and our ability to influence the actions of, our Members;

•	improper action by our employees or Members in violation of applicable law;

•	adverse publicity associated with our products or network marketing organization, including our ability to comfort the marketplace and regulators regarding our compliance with applicable laws;

•	changing consumer preferences and demands;

•	the competitive nature of our business;

•	regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products and network marketing program, including the direct selling markets in which we operate;

•	legal challenges to our network marketing program;

•	the consent order entered into with the FTC, the effects thereof and any failure to comply therewith;

•	risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with our third party importers, pricing and currency devaluation risks, especially in countries such as Venezuela;

•	uncertainties relating to interpretation and enforcement of legislation in China governing direct selling and anti-pyramiding;

•	our inability to obtain the necessary licenses to expand our direct selling business in China;

•	adverse changes in the Chinese economy;

•	our dependence on increased penetration of existing markets;

•	any material disruption to our business caused by natural disasters, other catastrophic events, acts of war or terrorism, and cyber-security incidents;

•	contractual limitations on our ability to expand our business; our reliance on our information technology infrastructure and outside manufacturers;

•	the sufficiency of trademarks and other intellectual property rights;

•	product concentration;

•	our reliance upon, or the loss or departure of any member of, our senior management team which could negatively impact our Member relations and operating results;

•	U.S. and foreign laws and regulations applicable to our international operations;

•	uncertainties relating to the United Kingdom’s vote to exit from the European Union;

•	restrictions imposed by covenants in our credit facility;

•	uncertainties relating to the application of transfer pricing, duties, value added taxes, and other tax regulations, and changes thereto;

•	changes in tax laws, treaties or regulations, or their interpretation;

•	taxation relating to our Members;

•	product liability claims;

•	our incorporation under the laws of the Cayman Islands;

•	whether we will purchase any of our shares in the open markets or otherwise; and

•	share price volatility related to, among other things, speculative trading and certain traders shorting our common shares.

We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.